Exhibit 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Milagro Oil & Gas, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2011 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, Robert D. LaRocque, Vice President of Finance & Treasurer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert D. LaRocque Robert D. LaRocque
Vice President of Finance & Treasurer
November 17, 2011